Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333 -222740) of PlayAGS, Inc. of our report dated March 14, 2018 relating to the financial statements and financial statement schedules, which appears in this Form 10‑K/A.
/s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada
March 30, 2018